EXHIBIT 31.6

Certification of Chief Financial Officer Pursuant to

Securities Exchange Act Rules 13a-14(a) and 15d-14(a)

as Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Tim Fitzpatrick, certify that:

1.	I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of Umami Sustainable Seafood Inc. for the year ended June 30, 2012; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: November 21, 2012

By:	/s/ Tim Fitzpatrick
Tim Fitzpatrick
Chief Financial Officer